September 7, 2010

Composite Technology Corporation
2026 McGaw Avenue
Irvine, California 92614
Attention: Benton Wilcoxon

Dear Mr. Wilcoxon and other members of the Board of Directors:

I hereby resign as a member of the Board of Directors of Composite Technology Corporation, effective as of 5 p.m. today.
Best regards,

John Mitola

ACCEPTED AND AGREED TO

By:	Benton Wilcoxon

Date:

Signature